UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 8, 2023

MOUNTAIN & CO. I ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41021	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Kennett Pike, Suite 302 Wilmington, Delaware 19807		19807
(Address of principal executive offices)		(Zip Code)

+1 302 273 0765

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	MCAA	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	MCAAW	The Nasdaq Stock Market LLC
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	MCAAU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed, on August 11, 2023, Mountain & Co. I Acquisition Corp., a Cayman Islands exempted company (“Mountain”), and Futbol Club Barcelona, a sport association (asociación deportiva) (“FCB”), entered into a Business Combination Agreement (the “Business Combination Agreement”), by and among Mountain, FCB, and Barça Produccions S.L., a Spanish limited liability corporation wholly owned by FCB (“BP”).

On September 8, 2023, Mountain, FCB and BP entered into an amendment to the Business Combination Agreement (the “Amendment”). The Amendment:

•	amends and restates Section 7.3(e) of the Business Combination Agreement to provide that FCB’s obligations to consummate the transactions contemplated by the Business Combination Agreement shall be subject to the condition that the RemainCo Entities (as defined in the Business Combination Agreement) have received approximately the following amounts in cash in connection with the sale of shares of Bridgeburg Invest, S.L., a subsidiary of FCB and BP, by Orpheus Media, S.L. (“Orpheus”) and Blaugrana Invest, S.á.r.l. (“Blaugrana”) to third parties by the following specified dates: (i) €20 million on or prior to August 11, 2023 (which amount was received by the RemainCo Entities on August 11, 2023), and (ii) €40 million in one or more payments (on terms and conditions no less favorable to FCB than those set forth in the Shares Sale and Purchase Agreements, each dated as of August 11, 2023, by and among LIBERO Football Finance AG, BP, Mountain, Orpheus and Blaugrana, respectively) on or prior to October 10, 2023 (the “Proceeds Condition Deadline”, and the condition described in clauses (i) and (ii) above, the “Proceeds Condition”). Section 7.3(e) of the Business Combination Agreement previously provided for the receipt of the €40 million tranche described in clause (ii) above by the RemainCo Entities in two tranches, approximately €20 million on or prior to August 11, 2023 and approximately €20 million on or prior to August 21, 2023, subject to extension in certain circumstances.

•	inserts a new Section 8.1(h) to the Business Combination Agreement to provide that FCB may, in its sole and absolute discretion, terminate the Business Combination Agreement (x) at any time from and after September 8, 2023 until the Proceeds Condition Deadline; provided, however, that this termination right is null and void if the Proceeds Condition is met prior to the Proceeds Condition Deadline and FCB has not issued a termination notice pursuant to and in accordance with Section 8.1(h) prior to the time at which the Proceeds Condition is met, and (y) if the Proceeds Condition has not been satisfied by the Proceeds Condition Deadline.

In advance of entering into the Amendment, Mountain received a letter notifying it, among other things, that neither the Proceeds Condition nor the Proceeds Condition Deadline had been satisfied, and that FCB and BP were not obligated under the Business Combination Agreement to consummate the transactions contemplated thereby. The agreements by and among BP, Mountain, Orpheus, Blaugrana and the purchasers party thereto, dated as of August 11, 2023, with respect to the funding contemplated by the Proceeds Condition are described in Item 1.01, “Other Agreements—Bridgeburg and Related Agreements”, in Mountain’s current report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 11, 2023 (Acc. No. 0001104659-23-090538). Following good faith negotiations regarding the satisfaction of the Proceeds Condition and the Proceeds Condition Deadline, Mountain, FCB and BP entered into the Amendment.

There can be no assurance that additional third-party funding necessary to satisfy the Proceeds Condition will be obtained by the Proceeds Condition Deadline. Furthermore, until the Proceeds Condition is satisfied, FCB may, in its sole and absolute discretion, terminate the Business Combination Agreement at any time.

A copy of the Amendment is filed with this current report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Amendment is qualified in its entirety by reference thereto.

Additional Information and Where to Find It

In connection with the proposed transaction, a newly-formed Netherlands private limited liability company to be renamed Barça Media (“TopCo”) intends to file with the SEC a registration statement (the “Registration Statement”) that will include a prospectus with respect to TopCo’s securities to be issued in connection with the business combination and a proxy statement with respect to the shareholder meeting of Mountain to vote on the business combination. Shareholders of Mountain and other interested persons are encouraged to read, when available, the preliminary proxy statement/prospectus as well as other documents to be filed with the SEC because these documents will contain important information about TopCo, Bridgeburg Invest, S.L. (the “Company”), Mountain and the business combination. After the Registration Statement is declared effective by the SEC, the definitive proxy statement/prospectus to be included in the Registration Statement will be mailed to shareholders of Mountain as of a record date to be established for voting on the proposed transaction. Once available, shareholders of Mountain will also be able to obtain a copy of the Registration Statement, including the proxy statement/prospectus, and other documents filed with the SEC without charge, by directing a request to: Mountain & Co. I Acquisition Corp., 4001 Kennett Pike, Suite 302 Wilmington, Delaware 19807. The preliminary and definitive proxy statement/prospectus to be included in the Registration Statement, once available, can also be obtained, without charge, at the SEC’s website (www.sec.gov).

Participants in the Solicitation

Mountain, the Company and TopCo and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the potential transaction described in this communication under the rules of the SEC. Information about the directors and executive officers of Mountain and their ownership is set forth in Mountain’s filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2022 and subsequent filings, including quarterly reports on Form 10-Q and Forms 4. Information about the Company and TopCo’s respective directors and executive officers and their ownership will be set forth in the preliminary and definitive proxy statement/prospectus to be included in the Registration Statement. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Mountain’s shareholders in connection with the potential transaction will be set forth in the preliminary and definitive proxy statement/prospectus to be included in the Registration Statement. These documents are available free of charge at the SEC’s website at www.sec.gov or by directing a request to: Mountain & Co. I Acquisition Corp., 4001 Kennett Pike, Suite 302 Wilmington, Delaware 19807.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on beliefs and assumptions and on information currently available to Mountain, the Company and TopCo. In some cases, you can identify forward-looking statements by the following words: “budget,” “may,” “will,” “could,” “would,” “should,” “forecast,” “future,” “might,” “outlook,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Any statements that refer to expectations, projections or other characterizations of future events or circumstances, including strategies or plans as they relate to the proposed transaction, are also forward-looking statements. These forward-looking statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Most of these factors are outside Mountain’s, the Company’s and TopCo’s control and are difficult to predict. Forward-looking statements in this communication include, but are not limited to, statements regarding the proposed transaction, including the timing and structure of the transaction, and the satisfaction of the closing conditions to the proposed transaction, including Section 7.3(e) of the Business Combination Agreement. These forward-looking statements are subject to a number of risks and uncertainties, including, among others: changes in domestic and foreign business, market, financial, political and legal conditions; the ability to complete the business combination due to the requirement to obtain approval from Mountain’s shareholders and FCB’s general assembly, and to satisfy other closing conditions in the Business Combination Agreement, including Section 7.3(e) of the Business Combination Agreement; FCB’s ability, until the Proceeds Condition is satisfied, to terminate the Business Combination Agreement at any time pursuant to Section 8.1(h) of the Business Combination Agreement; the parties’ ability to successfully negotiate and enter into the ancillary agreements to the Business Combination Agreement, including, but not limited to, the content production and license agreement; the occurrence of any event that could give rise to the termination of the Business Combination Agreement; the outcome of any legal proceedings that have been or may be instituted against Mountain, the Company, FCB or others; the ability to recognize the anticipated benefits of the proposed transaction; the amount of redemption requests made by Mountain’s public shareholders; whether TopCo’s shares will be approved for listing on the Nasdaq Stock Market LLC and the ability to meet stock exchange listing standards following the consummation of the proposed transaction; the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and thereafter; costs related to the proposed transaction; the Company’s ability to grow and achieve its business objectives; the effects of competition on the Company’s future business; changes in consumer viewing habits and the emergence of new content distribution platforms; the Company’s ability to execute a digital media strategy that generates the revenue anticipated; the Company’s ability to maintain, enhance and protect and the Company’s dependence on the popularity of FCB’s brand and reputation; the Company’s ability to adequately protect against media piracy; the ability of Mountain, TopCo or the Company to issue equity or obtain financing in connection with the proposed transaction or in the future; and other risks and uncertainties, including those to be included under the heading “Risk Factors” in the Registration Statement to be filed by TopCo with the SEC and those included under the heading “Risk Factors” in the annual report on Form 10-K for year ended December 31, 2022 of Mountain and in its subsequent quarterly reports on Form 10-Q and other filings with the SEC.

The forward-looking statements in this communication speak only as of the date of this communication. However, while Mountain, the Company and TopCo may elect to update these forward-looking statements at some point in the future, there is no current intention to do so, except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the views of Mountain, the Company and TopCo as of any date subsequent to the date of this communication.

No Offer or Solicitation

This communication is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and does not constitute an offer to sell or a solicitation of an offer to buy any securities of Mountain or TopCo, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Amendment No. 1, dated September 8, 2023, to the Business Combination Agreement by and among Futbol Club Barcelona, Barça Produccions S.L., and Mountain & Co. I Acquisition Corp.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2023	MOUNTAIN & CO. I ACQUISITION CORP.

	By:	/s/ Alexander Hornung
	Name:	Alexander Hornung
	Title:	Chief Financial Officer